E-7
                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                               State or
                                                              Country of
           Name or Organization                              Incorporation
           --------------------                              -------------


           AG Investors, Inc.                                Florida

           AGI Technology, Inc.                              Connecticut

           Andersen Realty, Inc.                             Delaware

           Ney International, Inc.                           U.S. Virgin Islands

           Ney Technology, Inc.
           (f/k/a Ney Ultrasonics Inc.)                      Delaware

           The J.M. Ney Company                              Delaware

           New Jersey Precious Metals, Inc.                  Delaware

           Garden State Refining, Inc.                       Delaware